H. Edward Hanway Chairman of the Compensation Committee of the Board of Directors Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036 www.mmc.com

Exhibit 10.1

May 18, 2016

Daniel S. Glaser
[Address]
[City, State, Zip Code]

Subject:    Terms of Employment

Dear Dan:

This second amendment to the Letter Agreement, dated September 18, 2013 between you and Marsh & McLennan Companies, Inc. (the “2013 Letter Agreement”), revises the terms and conditions of your employment by Marsh & McLennan Companies, Inc. The 2013 Letter Agreement will continue to govern your employment, except as specified below or in the first amendment dated June 11, 2014, effective as of February 22, 2016:

1.	Exhibit A to the 2013 Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

Please acknowledge your agreement with the terms of this letter agreement by signing and dating the enclosed copy and returning it to me on or before June 1, 2016.

Sincerely,

/s/ H. Edward Hanway
H. Edward Hanway
Chairman of the Compensation Committee of the Board of Directors
Marsh & McLennan Companies, Inc.

Accepted and Agreed:

/s/ Daniel S. Glaser
(Signature)

05/19/16
(Date)

May 18, 2016
Daniel S. Glaser

Exhibit A

Board or Committee Memberships
• International Advisory Board of BritishAmerican
     Business
• Board of Trustees of the American Institute for
     Chartered Property Casualty Underwriters
• Insurance Information Institute
• Board of Trustees of Ohio Wesleyan University

Annual Base Salary	$1,400,000
Annual Target Bonus Opportunity
Bonus awards are discretionary. Target bonus of $2,800,000 commencing with the 2016 performance year (awarded in 2017). Actual bonus may range from 0% - 200% of target, based on achievement of individual performance objectives, and/or Marsh & McLennan Companies’ performance as Marsh & McLennan Companies may establish from time to time.

Annual Target Long Term Incentive Opportunity	Long-term incentive awards are discretionary. Target award of $9,500,000 (based on grant date fair value), commencing with the award made in 2017.
Other Benefits
• You will have access to a car and driver for business
      purposes and for work/home travel purposes.

• You will have access to corporate aircraft for personal
      travel, up to $100,000 in aggregate incremental cost
      each calendar year as calculated by the Company
      for disclosure purposes for the Summary
      Compensation Table of the Company’s Proxy
      Statement; provided that this amount and calculation
      methodology will be reviewed from time to time and
      subject to adjustment to reflect market trends. The
      Company currently calculates incremental cost by
      adding the incremental variable costs associated
      with personal flights on the aircraft (including hourly
      charges, taxes, passenger fees, international fees
      and catering).
If the imputed income attributable to these benefits is taxable to you, then the taxes associated with this taxable income will not be reimbursed or paid by the Company.